Exhibit 99

Media Contact:

David Hallisey, (949) 471-7703

david.hallisey@gateway.com

John Spelich, (949) 471-7710

john.spelich@gateway.com

Investor Contact:

Marlys Johnson, (605) 232-2709

marlys.johnson@gateway.com

FOR IMMEDIATE RELEASE

TED WAITT RETIRES FROM GATEWAY BOARD OF DIRECTORS

Former President and Long-time Director Richard Snyder

elected Chairman of Gateway Board

Waitt will focus on new philanthropic and business interests

Board appoints Janet M. Clarke to fill open Board position

Irvine, Calif., May 19, 2005 – Ted Waitt, founder and chairman of Gateway, Inc., (NYSE: GTW) announced today he will step down from the Board following the company’s Annual Meeting of shareholders. Waitt said he was retiring from the Board in order to focus on a number of business and philanthropic interests.

The Board, following its long-standing succession strategy, has elected former President and long-time Director Richard D. Snyder as chairman, effective upon his anticipated reelection to the Board later today.

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“This year marks my 20th year as Gateway’s chairman. It’s been a great ride. We’ve built one of the best brands instantly recognizable around the world. But now my interests are vast and varied and I’d like to be able to take on some new challenges in the next twenty years,” Waitt said. “It’s taken a lot of work, but Gateway’s back on track. I am a loyal fan of the company, but it’s time for the company to grow without me, and time for me to grow without the company.”

Snyder, chief executive officer of Ardesta LLC of Ann Arbor, Mich., a company focused on bringing small tech products to the global marketplace, has been a director of Gateway since 1991 when he joined the company as executive vice president. Snyder, who co-led the Gateway initial public offering with Waitt, was promoted to president and chief operating officer of Gateway in January 1996, a position he held until leaving the company as an employee in August 1997. During Snyder’s tenure, Gateway grew dramatically and expanded to become a global player in the PC industry.

“Rick’s intelligence, ethics and leadership capabilities combined with his experience both inside Gateway and outside of Gateway make him the only logical choice as my successor,” Waitt said.

“On behalf of all of Gateway’s shareholders, I want to thank Ted for all he has done for this company over the past two decades,” Snyder said. “It is an honor and privilege beyond words to follow in Ted’s footsteps and be elected as only the second chairman of this great company, and both I and the Board look forward to working with Wayne Inouye and the Gateway management team to make our ambitious growth goals a reality.”

The Board also elected Janet M. Clarke as an independent director to fill the open Board seat, effective after today’s Annual Meeting. Clarke is president and founder of Clarke Littlefield LLC, a firm that provides strategic advice to larger companies with an emphasis on marketing technologies.

“Janet brings a wealth of business experience, especially in the financial sector, as well as expertise in brand development through the use of leading-edge technologies, which will provide the Board and Gateway senior management with a fresh and valuable perspective as we continue to define avenues for further growth,” Snyder said.

Clarke is also a director of the Asbury Automotive Group, Cox Communications, ExpressJet Holdings Inc., eFunds Corporation and Forbes.com Inc. She also was appointed to the Compensation and Corporate Governance and Nominating committees of the Board. Clarke will stand for election by the shareholders at the 2006 annual meeting.

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At today’s Annual Meeting, Waitt; Snyder; Inouye, Gateway’s president and chief executive officer; and Rod Sherwood, Gateway’s chief financial officer, will review the events of the past year, especially since the March 2004 merger with eMachines, and will discuss the company’s strategy and prospects for near- and long-term growth.

Gateway has embarked on a strategy of combining operational excellence and a differentiated customer-intimacy focus designed to drive long-term relationships. Gateway offers products and services under two very distinctive, high quality and reliable brands with excellent during- and after-sales service, support and integration that appeal to very different markets and customer segments.

Since the merger, Gateway has been simplifying every aspect of the business, and the result is greater efficiency and productivity and reduced costs, which have led to marked improvements in the company’s financial performance.

In detailing his reasons for retiring, Waitt spoke briefly on his other interests.

Those include:

•	Continued management of his private investment company, Avalon Capital Group, which has become a billion dollar plus fund that is growing and requiring more active involvement in a wide range of investments from health care to technology to real estate.

•	Waitt also owns a large and rapidly growing construction finance company in the Midwest that is requiring a significant time commitment.

•	Continued deep involvement as chairman of The Waitt Family Foundation, as well as his recent appointment as a trustee of the Salk Institute.

•	Three recently launched new non-profit institutes that he chairs – the Waitt Institute for Historical Discovery, the Waitt Institute for Violence Prevention, and the Waitt Institute for Scientific Breakthroughs.

•	A new commitment through The Waitt Institute for Historical Discovery, which has just launched a major worldwide project with National Geographic, called the Genographic Project, involving a DNA study of human origins and migration.

•	An agreement to chair for a third year the “Founding Fathers” campaign for the Family Violence Prevention Fund to help prevent domestic violence against women.

•	A planned major initiative with the Waitt Institute for Scientific Breakthroughs.

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“I want to further the interests of a number of businesses I own and a number of non-profit institutions I’ve either established, or am in the process of setting up,” Waitt said. “I think that with the amount of time required, and my interests in the work of the institutes growing, it’s only fair to the shareholders and the company to put in place someone who can give the shareholders the Board leadership they deserve.”

About Gateway

Since its founding in 1985, Irvine, Calif.-based Gateway (NYSE: GTW) has been offering award-winning PCs and related products to consumers, businesses, government agencies and schools with highest quality and service and best overall value. Gateway is now the third largest PC company in the U.S. and among the top ten worldwide. The company’s value-based eMachines brand is sold exclusively by leading retailers worldwide, while the premium Gateway line is available at major retailers, over the web and phone, and through its direct and indirect sales force. See http://www.gateway.com for more information.

ATTACHMENT: Biographies

Richard D. Snyder, Chairman of the Board

Mr. Snyder is the Chief Executive Officer of Ardesta, LLC, in Ann Arbor, Michigan, a company focused on bringing small tech products to the global marketplace, a position he has held since 2000. Between 1997 and 2000, he was President of Avalon Investments, a venture capital management company also headquartered in Ann Arbor, Michigan.

Mr. Snyder serves on the boards of various portfolio companies of Ardesta and Avalon Technology. He is a member of the University of Michigan’s LS&A National Advisory Committee, the Samuel Zell & Robert H. Lurie Institute for Entrepreneurial Studies Advisory Board, the University of Michigan’s Technology Transfer National Advisory Committee, the Henry Ford Board of Trustees, The Nature Conservancy Michigan Chapter, trustee, and the Board of the Sphinx Organization.

Mr. Snyder served as Gateway’s President and Chief Operating Officer from January 1996 until his resignation in August 1997 and was our Executive Vice President from July 1991 until January 1996.

Mr. Snyder has been a Director of Gateway since 1991. He is the Chairman of the Corporate Governance & Nominating Committee and is a member of the Audit Committee.

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Janet M. Clarke, Director

Janet M. Clarke is president and founder of Clarke Littlefield LLC, a firm that provides strategic advice to larger companies with an emphasis on marketing technologies.

Before founding her company, Clarke served as Chief Marketing Officer of DealerTrack, Inc., and before that, she was an Executive Vice President of Young & Rubicam, Inc. and Chairman and Chief Executive Officer, KnowledgeBase Marketing, Inc., a subsidiary of Young & Rubicam. She also has served as managing director for Global Database Marketing of Citibank, and was senior vice president of the Information Technology sector for R.R. Donnelley & Sons Company.

Clarke is also a director of the Asbury Automotive Group, Cox Communications, ExpressJet Holdings Inc., eFunds Corporation and Forbes.com Inc. She is a Charter Trustee of Princeton University, where she earned a bachelor’s degree. Clarke also completed the Advanced Management Program at the Harvard Business School.

Clarke also was appointed to the Compensation and Corporate Governance and Nominating committees of the Board. Clarke will stand for election by the shareholders at the 2006 annual meeting.

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Special note

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not materialize or prove incorrect, could cause Gateway’s results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be forward-looking statements, including any projections or preliminary estimates of earnings, revenues, or other financial items; any statements of plans, strategies and objectives of management for future operations; the extent of seasonal changes in demand; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. The risks that contribute to the uncertain nature of these statements include, among others, risks related to shifting our distribution model to third-party retail; competitive factors and pricing pressures, including the impact of aggressive pricing cuts by larger competitors; general conditions in the personal computing industry, including changes in overall demand and average selling prices, shifts from desktops to mobile computing products and information appliances and the impact of new microprocessors and operating software; the ability to simplify the company’s business, change its distribution model and restructure its operations and cost structure; component supply shortages; short product cycles; the ability to access new technology; infrastructure requirements; risks of international business; foreign currency fluctuations; risks relating to new or acquired businesses, joint ventures and strategic alliances; risks related to financing customer orders; changes in accounting rules; the impact of litigation and government regulation generally; inventory risks due to shifts in market demand; the impact of employee reductions and management changes and additions; and general economic conditions, and other risks described from time to time in Gateway’s Securities and Exchange Commission periodic reports and filings. Gateway assumes no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

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